Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22529) pertaining to the Savings and Protection Plan of Equitable Resources, Inc. of our report dated June 11, 2008 with respect to the financial statements and schedule of the Equitable Resources, Inc. Savings and Protection Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 24, 2008

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